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                                                                     Exhibit 4.3

                                  SEITEL, INC.

                                    FORM OF
                          REGISTRATION RIGHTS AGREEMENT






                        Dated as of ______________, 2004

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                          REGISTRATION RIGHTS AGREEMENT

              This REGISTRATION RIGHTS AGREEMENT is dated* as of _____________, 2004, by and between Seitel, Inc, a Delaware corporation (the "Company"), Mellon HBV Alternative Strategies LLC ("HBV"), a Delaware limited liability company, acting on behalf of itself and certain affiliated funds and accounts managed by it whose names are set forth on Schedule 1 hereto (collectively referred to herein as the "HBV Investors"), and such other entities which are identified to the Company by HBV in writing in an amended and supplemented Schedule 1 delivered at least three days but not more than seven days prior to the Guaranty Performance Date (as defined in the Plan) pursuant to that certain Standby Purchase Agreement dated [_______], 2004, and which are signatories and parties hereto (each sometimes referred to herein as an "Investor", or collectively with HBV, as the "Investors").

              WHEREAS, in connection with and pursuant to the Third Amended Joint Plan Of Reorganization of Seitel, Inc, dated February __, 2004, as heretofore supplemented and amended (the "Plan"), the Company has distributed to its equity holders as of the Ledger Closing Date (as defined in the Plan) warrants (the "Warrants") representing the right to purchase [_______] shares of reorganized common stock (the "Offered Shares") of the Company, at an aggregate exercise price of $75 million; and

              WHEREAS, in connection with and pursuant to the Plan, and pursuant to the Standby Funding Commitment Letter entered into by and between the Company and the HBV Investors, dated as of [____________], 2004, and the Standby Purchase Agreement, dated as of [______________], 2004, by and between the Company and the HBV Investors, and each subscription agreement by and between the Company and each of the other Investors, the Investors have agreed and committed to purchase all of the Offered Shares, not purchased as a result of the exercise of all of the Stockholder Warrants, subject to the terms and conditions, set forth therein; and

              WHEREAS, in connection with and pursuant to the Amended Plan, the Company has agreed with the Investors to provide certain rights as set forth herein.

              NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              1. Demand Registrations.

              (a) Demand Registrations. During the Effective Period, one or more Initiating Holders owning, individually or in the aggregate, at least 10% of the Common Stock comprising the Registrable Securities may request in writing, with a copy of such request delivered simultaneously to each non-Initiating Holder, that the Company file a Registration Statement under the Securities Act ("Demand Registration") covering the registration of at least 10% of the Registrable Securities and the intended plan and method of disposition of such shares. The

________________
* Effective Date of Plan of Reorganization.

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making of such demand by an Initiating Holder shall be binding upon all
Investors with respect to the number of demand registration rights provided for in Section 1(c) hereof. After the date on which the Company receives such a request, the Company shall use reasonable best efforts (i) to file a Registration Statement under the Securities Act on the appropriate form therefor (using Form S-3 or other "short form," if available pursuant to the advice of counsel) covering all of the Registrable Securities specified by the Initiating Holders within 45 days after the date of such request; provided, however, that such 45 day period shall be extended by the number of days having elapsed from the time the Company furnishes to the Initiating Holders a reasonably complete draft of the proposed Registration Statement to be filed, and the date on which a majority of the Registrable Securities to which the proposed Registration Statement relates notifies the Company that such draft is acceptable to such Initiating Holders insofar as the draft of the proposed Registration Statement contains information that relates to them and the intended method or methods of distribution as furnished by them to the Company and (ii) to cause such Registration Statement to be declared effective as quickly as reasonably possible after the filing referenced in clause (i) above. The Company will keep the Demand Registration current and effective for at least 120 days (such 120 day period to be calculated without regard to any Deferral Period), or a shorter period during which the holders of such demand shall have sold all Registrable Securities covered by the Demand Registration.

              (b) Demand Withdrawal. If an Initiating Holder makes a demand to register pursuant to Section 1(a) and later determines, prior to the Registration Statement being declared effective by the Commission, not to sell Registrable Securities pursuant to such registration, the Company shall cease all efforts to register the offer and sale of such holder's Registrable Securities and shall take all action necessary to prevent the effectiveness for any pending registration prepared in connection with the withdrawn request, and such holder's Demand Registration shall be reinstated as if never exercised; provided, however, that such Initiating Holder withdrawing such demand shall pay in full to the Company, within 10 days after presentation of an invoice by the Company therefor, of all reasonably documented costs and expenses incurred by the Company in connection with such withdrawn demand registration, including, but not limited to, Registration Expenses, unless the withdrawal is a result of a breach by the Company of its obligations under this Agreement or action by the Company under Section 1(d).

              (c) Two Demands. The Investors and their permitted transferees and assigns collectively as a group shall be entitled in the aggregate to make no more than two Demand Registrations pursuant to Section 1(a), and the making of an appropriate Demand under Section 1(a) by any one Investor, subject to
Section 1(b), shall be binding upon all Investors for the purpose of determining the number of Demand Registration rights provided for in this Section 1(c).

              (d) Company Rights. Notwithstanding the provisions of Section 1(a), if the Company is requested to file any Demand Registration:

                   (i) The Company shall have the right to defer the filing of a Registration Statement relating to a Demand Registration until the earlier of (x) the 90-day-period following the effective date of any other Registration Statement pertaining to an underwritten public offering of securities for the account of the

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              Company or for the account of selling security holders of the
              Company or (y) the date as such distribution shall be completed;
              or

                   (ii) The Company shall have the right to defer the filing after receipt of the Initiating Holders' request or if a Registration Statement pertaining to any Demand Registration has already been filed, the Company may cause the Registration Statement to be withdrawn and its effectiveness to be terminated, or may postpone amending or supplementing the Registration Statement, until the Board of Directors determines that the circumstances requiring the withdrawal or postponement no longer exist, if, in the judgment of the Company, (i) it is advisable to suspend use of the Prospectus for a period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company or
              (iii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying such filing or effectiveness. The Company shall deliver a certificate in writing, signed by its Chief Executive Officer, Chief Financial Officer or General Counsel, to the holders of Registrable Securities, the Special Counsel and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such holder's Selling Period will not commence until such holder's receipt of copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will recommence, upon the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) a determination by the Company that, in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 1(d)(ii) to defer the commencement of a Selling Period more than ninety (90) days during any twelve (12)-month period.

              (e) Demand Effectiveness. A Demand Registration shall not count as such until a Registration Statement becomes effective; provided, that if, after it has become effective, the offering pursuant to the Registration Statement is interfered with by any stop order injunction or other order or requirement of the SEC or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed within 60 days of the imposition thereof.

              (f) Selection of Underwriter. The Initiating Holders shall select the underwriter or underwriters (including Managing Underwriter) of any offering pursuant to a Demand Registration, subject to the approval of the Company, which approval shall not be unreasonably withheld (e.g., taking account of the terms and conditions contained in the underwriting agreement).

                                      -3-

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              (g) Registration Expenses. The Company will pay all lawful
Registration Expenses incurred in connection with any Demand Registration that is not subsequently withdrawn under Section 1(b) (including, without limitation, the cost of one special counsel which shall be selected by the Initiating Holders).

              (h) Registration Statement Form. Demand Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall be reasonably acceptable to the holders of a majority of the Registrable Securities to which such registration relates, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration. Anything to the contrary notwithstanding provided in Sections 1(a) and 2(a) hereof, the time within which a Demand Registration Statement is otherwise to be filed following receipt of a demand by the Initiating Holders shall be extended by the number of days having elapsed from the time the Company furnishes to the Initiating Holders a reasonably complete draft of the proposed Registration Statement to be filed, and the date on which a majority of the Registrable Securities to which the proposed Registration Statement relates notifies the Company that such draft is acceptable to such Initiating Holders insofar as the draft of the proposed Registration Statement contains information that relates to them and the intended method or methods of distribution as furnished by them to the Company.

              (i) Priority in Cutback Registrations. If a Demand Registration becomes a Cutback Registration, the Company will include in any such registration to the extent of the number which the Managing Underwriter advises the Company can be sold in such offering (i) first, Registrable Securities requested to be included in such registration by the Initiating Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and (ii) second, other Registrable Securities requested to be included in such registration by the other Requesting Holders, pro rata on the basis of the number of Registrable Securities requested as to be included by such holders, and (iii) third, other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in such Demand Registration.

               2.  Shelf Registration.

              (a) Shelf Registration. On or after the 90th day on which the Company becomes eligible to effect a Registration Statement on Form S-3 (or any successor form), and provided that two Demands provided for in Section 1(c) hereof have not previously been made, within (60) days after receipt by the Company of a written request by an Initiating Holder or Holders of not less than ten percent (10%) of the common stock comprising the Registrable Securities, the Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration"), registering the resale from time to time by the holders of all of the Registrable Securities (the "Initial Shelf Registration"). Such request shall constitute a Demand Registration request for the purposes of
Section 1(c) hereof. The Registration Statement for any Shelf Registration shall be on Form S-3 or another available form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them.

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Subject to the provisions of Section 1(d)(ii) and 2(b) hereof, the Company shall keep the Shelf Registration continuously effective for a period ending on the earlier of (i) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the Commission, (ii) the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (iii) the date such Registrable Securities have been disposed of (A) pursuant to and in accordance with Rule 144 (or any similar provision then in force), or (B) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely transferable without restriction under the Securities Act, (iv) the date such Registrable Securities may be disposed of pursuant to Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a ninety (90) day period or pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (v) the date such Registrable Securities cease to be outstanding.

              (b) Suspension of Effectiveness. If the Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Securities shall have been sold, shall have ceased to be Registrable Securities or may otherwise become eligible to be disposed of pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act), the Company shall use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, as soon as reasonably practicable, amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use reasonable best efforts to cause the Subsequent Shelf Registration to become effective as promptly as is practicable after such filing and to keep such Registration Statement continuously effective as provided in Section 2(a) with respect to an Initial Shelf Registration.

              (c) Supplements and Amendments. The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by any holder of the Registrable Securities covered by such Registration Statement or by any Managing Underwriter of such Registrable Securities. Such supplement or amendment shall be at the expense of any holder of Registrable Securities making such request if the request has been made by the holder to correct any misstatement of a material fact in the Shelf Registration made by such holder or omission made by such holder to state a material fact necessary to be stated in order to make any statements contained in the Shelf Registration not misleading as pertains to such holder.

              (d) Shelf Registration Procedures. Each holder of Registrable Securities agrees that if it wishes to sell any Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this Section 2. Each holder of Registrable Securities agrees to give written notice to the Company at least six (6) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall specify the date on which such holder intends to begin such distribution and any information with respect to such holder and the intended distribution of Registrable Securities by such holder required to amend or supplement the Registration Statement with respect to such intended distribution of Registrable Securities by such holder; provided, that no holder may give such notice unless such notice, together with notices given by other holders of Registrable Securities joining in such notice or giving similar notices, covers at least ten percent (10%) of the Registrable Securities. As promptly as is practicable after the date such notice is provided, and in any event within five
(5) Business Days after such date, the Company shall either:

              (i) (A) prepare and file with the SEC a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide each Initiating Holder a copy of any documents filed pursuant to Section 2(d)(i)(A); and (C) inform each Initiating Holder that the Company has complied with its obligations in Section 2(d)(i)(A) and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such Registrable Securities (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify each Initiating Holder to that effect, will use reasonable best efforts to secure the effectiveness of such post-effective amendment and will immediately so notify each Initiating Holder when the amendment has become effective); each Initiating Holder will sell all or any of such Registrable Securities pursuant to the Shelf Registration and related Prospectus only during the sixty (60) day period in the case of registration on Form S-3, or the ninety (90) day period in the case of registration on any other form available for registration, commencing with the date on which the Company gives notice (such sixty (60) or ninety (90) day period, as the case may be, to be calculated without regard to any Deferral Period), pursuant to
              Section 2(d)(i)(C), that the Registration Statement and Prospectus may be used for such purpose; each Initiating Holder agrees that it will not sell any Registrable Securities pursuant to such Registration Statement or Prospectus after such Selling Period without giving a new notice of intention to sell pursuant to
              Section 2(d) hereof and receiving a further notice from the Company pursuant to Section 2(d)(i)(C) hereof; or

              (ii) if, in the judgment of the Company, it is advisable to suspend use of the Prospectus for a period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certificate in writing, signed by its Chief Executive Officer and Chief Financial Officer, to the Initiating Holders, the Special Counsel and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such Initiating Holder's Selling Period will not commence until such Initiating Holder's receipt of copies

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

              of the supplemented or amended Prospectus provided for in Section 2(d)(i)(A) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence, upon the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) a determination by the Company that, in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company.

              (e) Registration Expenses. Subject to Section 1(b) hereof, the Company will pay all Registration Expenses incurred in connection with any Shelf Registration (including, without limitation, the reasonable cost of one special counsel).

              3.   Preemption of Demand or Shelf Registrations.

              Notwithstanding anything to the contrary contained herein, at any time within twenty (20) days after receiving a written request for a Demand Registration or Shelf Registration, the Company may elect to effect an underwritten primary registration in lieu of the requested registration if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company or if the Managing Underwriter for the requested registration advises the Company in writing that in its opinion, in order to sell the Registrable Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall afford the holders of the Registrable Securities rights contained in Section 4 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a requested registration, the requests for such a registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be an Effective Registration.

              4.   Piggyback Registrations.

              (a) Right to Include Registrable Securities. Notwithstanding any limitation contained in Section 1 and Section 2, if the Company at any time proposes after the date hereof to effect a Piggyback Registration, including in accordance with Section 3, it will each such time give prompt written notice (a "Notice of Piggyback Registration") at least twenty (20) days prior to the anticipated filing date, to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 4, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such holder made within 15 days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Agreement, include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register, all to the extent requisite to permit the disposition of such Registrable Securities in accordance with the intended method of disposition set forth in the Notice of Piggyback Registration.

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

Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of any Requesting Holder entitled to do so to request that such registration be effected as a Demand Registration under Section 1 or a Shelf Registration under Section 2, as applicable, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 4 shall relieve the Company of its obligations to effect a registration under Section 1 or Section 2.

          (b) Registration Expenses. All Registration Expenses incurred in connection with any Piggyback Registration shall be allocated among all Persons (including the Company if it sells shares) on whose behalf securities of the Company are included in such registration, pro rata on the basis of the respective amounts of the securities then being registered on their behalf.

          (c) Priority in Cutback Registrations. If a Piggyback Registration becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering:

          (i) if such registration as initially proposed by the Company was solely a primary registration of its securities, (A) first, the securities proposed by the Company to be sold for its own account, (B) second, any Registrable Securities requested to be included in such registration by Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and (C) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders pro rata; and

          (ii) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than holders of Registrable Securities in their capacities as such, pursuant to demand registration rights, (A) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, (B) second, any Registrable Securities requested to be included in such registration by Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and (C) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities;

and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

          5. Demand and Piggyback Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1 and Section 4 of this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible, use its reasonable best efforts:

          (a) to prepare and file with the Commission (in the case of a Demand Registration, not later than forty five (45) days after the Company's receipt of the request therefor from the Initiating Holders or as soon thereafter as possible) the requisite registration statement to effect such registration and to cause such registration statement to become effective; provided, that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein, and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement during the period of time during which such registration statement is to remain effective as provided in this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) ninety (90) days after such registration statement becomes effective;

          (c) promptly notify each Requesting Holder and the underwriter or underwriters, if any:

               (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

               (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

               (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or

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

          of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

          (d) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

          (e) to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

          (f) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

          (g) furnish to each Requesting Holder a signed counterpart, addressed to such holder (and the underwriters, if any), of

               (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder, and

               (ii) if received by the Company, a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have issued an opinion with respect to the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities; provided, however, (x) the opinion of counsel to the Company shall be limited as to subject matter, form and scope to

          (i) a negative assurance opinion that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the underwriters, if any, at which the contents of the registration statement were discussed and, although such counsel will neither pass upon nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the registration statement or the prospectus, and any supplements or amendments thereto, and have not made any independent check or verification thereof, during the course of such participation nothing has come to such counsel's attention which would lead them to believe that either the registration, at the time the registration statement became effective or as of the date of their opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the prospectus, as of its issue date or as of the date of their opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel will express no belief as to the financial statements, schedules and other financial and statistical data, included or incorporated by reference in the registration statement or the prospectus or any amendments or supplements thereto;

          (ii) opining that the registration statement and the prospectus, and each amendment or supplement thereto (other than (i) the financial statements, notes or schedules thereto and (ii) other financial and statistical information included or incorporated by reference in the registrations statement or the prospectus or omitted therefrom) as of their respective effective or issue dates, appeared on their face to comply as to form in all material respects with the requirements for registration statements on the Form under which the registration statement was filed under the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder; and

          (iii) opining that the registration statement has been declared effective by the Commission under the Securities Act and to the knowledge of such counsel, no stop order suspending the effectiveness of the registration statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission, and (y) all other matters pertaining to the Company and the registration statement as customarily covered in opinions of issuer's counsel shall be the subject of a separate opinion of the General Counsel to the Company.

          (h) notify, in writing, each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall include a certificate of the Chief Executive Officer or President of the Company as to the nature of such event), and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, if required, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (j) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (k) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

          (l) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

          The Company may require each holder of Registrable Securities as to which any registration is being effected to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. Any delay in providing such requested information shall toll the time periods provided for in this Agreement for the filing of any registration statement provided for in this Agreement.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (h) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in paragraph (b) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (h) and to and including the date when each holder of any Registrable Securities covered by such registration statement shall receive the copies of the supplemented or amended prospectus contemplated by paragraph (h).

          6.  Underwritten Offerings.

          (a) Underwritten Requested Offerings. In the case of any underwritten Public Offering being effected pursuant to Demand or Shelf Registrations, subject to Section 1(f), the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected, after consultation with the holders of the Registrable Securities to be included in such underwritten offering, by the Company with the consent of the holders of a majority of the Registrable Securities to be included in such underwritten offering, which consent shall not be unreasonably withheld. The Company shall not be required to consult with the holders of Registrable Securities with respect to an underwritten primary public offering of any securities of the Company. The Company shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities and reciprocal indemnities to the effect and to the extent provided in Section 6. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

          (b) Underwritten Piggyback Offerings. If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 1(i) and Section 4(c), use its reasonable best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, and such holders shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriter or underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

                  7.  Holdback Agreements.

                  (a) By the Holders of Registrable Securities. If and to the extent requested by the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees , to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule 144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the ninety (90) days after the effective date of any registration statement filed by the Company in connection with a Public Offering (or for such longer period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not such holder participates in such registration.

                  (b) By the Company and Other Securityholders. If and to the extent requested by the Managing Underwriter, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the ninety (90) days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Demand Registration or a Shelf Registration or a Piggyback Registration (or for such longer period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto, and (ii) to cause each holder of its equity securities, or of any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a Public Offering), to agree, to the extent permitted by law, not to effect any such public sale or distribution of such securities (including a sale under Rule 144), during such period, except as part of such underwritten registration.

                  (c) Exception. The foregoing provisions shall not apply to any holder of securities of the Company to the extent such holder is prohibited by applicable law from agreeing to withhold from sale or to the extent such holder is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term "fiduciary", a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the shares proposed to be sold are subject to the Employee Retirement Income Security Act, the Investment Company Act of 1940 or the Investment Advisers Act of 1940 or if such shares are held in a separate account under applicable insurance law or regulation.

                  8.  Indemnification.

                  (a) Indemnification by the Company. The Company shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in any registration statement filed in connection with a Demand Registration, Shelf Registration or a Piggyback Registration, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such seller or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such seller and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided, that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation thereof or (ii) such seller's failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

                  (b) Indemnification by the Sellers. Each holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with a Demand Registration, Shelf Registration or a Piggyback Registration, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 8(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such registration statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this Section 8(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

                  (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this
Section 8, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further, that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 8 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

                  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 8 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (f) Indemnification Payments. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred, provided that the Indemnified Party executes an agreement in form reasonably satisfactory to the Company to repay all such advances upon a finding that the Company was not liable therefor by reason of the provisions contained in Section 8(a) hereof.

                  9. Covenants Relating to Rule 144. The Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish such holder with such other information as such holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the holder of any Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

                  10. Other Registration Rights.

                  (a) No Existing Agreements. The Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company (other than this Agreement) pursuant to which any holders of the Offered Shares have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

                  (b) Future Agreements. From and after the date hereof and until there are no longer any Registrable Securities outstanding or the date that such Registrable Securities may be disposed of pursuant to Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to Rule 144(k) (or any similar provision then in force) under the Act, the Company will not enter into any registration rights or similar agreements, contracts or understandings which are inconsistent with or which frustrate the purpose, intent and provisions of this Agreement.

                  11. Definitions.

                  (a) All capitalized terms used but not defined in this agreement have the respective meanings ascribed thereto in the Plan. Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

                  "Agreement" means this Registration Rights Agreement, as the same shall be amended from time to time.

                  "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of Delaware are authorized or obligated to close.

                  "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

                  "Common Stock" means shares of Common Stock, par value $[____] per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  "Company" has the meaning ascribed to it in the preamble.

                  "Cutback Registration" means any Demand Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Initiating Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

                  "Deferral Period" means the period during which the Company has elected to postpone the sale or other transfer of Registrable Securities by the holders thereof pursuant to the applicable terms of Section 1 or Section 2 of this Agreement or any other period during which a stop order or other order suspending the effectiveness of a Registration Statement is in effect.

                  "Demand Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 1, and further includes a Cutback Registration and Shelf Registration.

                  "Effective Date" means the effective date of the Amended Plan, but in no event, later than July 31, 2004.

                  "Effective Period" means the period commencing on the date hereof and ending the earlier of the date that all of the Offered Shares shall have ceased to be Registrable Securities or [______________], 2011.

                  "Effective Registration" means, subject to the last sentence of Section 3, a Demand or Shelf Registration which (a) has been declared or ordered effective in accordance with the rules of the Commission, and (b) has been kept effective for the period of time contemplated by Section 5(b).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Form S-1" means Form S-1 promulgated by the Commission under the Securities Act, or any successor or similar long-form registration statement.

                  "Form S-3" means Form S-3 promulgated by the Commission under the Securities Act, or any successor or similar short-form registration statement.

                  "Indemnified Party" means a party entitled to indemnity in accordance with Section 8.

                  "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 8.

                  "Initiating Holders" means any holder or holders of Registrable Securities making a written request pursuant to Section 1 for the registration of Registrable Securities.

                  "Inspectors" has the meaning ascribed to it in Section 5(j).

                  "Losses" has the meaning ascribed to it in Section 8(a).

                  "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

                  "NASD" means the National Association of Securities Dealers.

                  "Notice of Piggyback Registration" has the meaning ascribed to it in Section 2(a).

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

                  "Piggyback Registration" means any registration of equity securities of the Company under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities), including a registration by the Company under the circumstances described in Section 3.

                  "Public Offering" means any offering of Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

                  "Records" has the meaning ascribed to it in Section 5(j).

                  "Record Date" means the date two (2) business days before the Effective Date.

                  "Registrable Securities" means (i) the Offered Shares issued by the Company to the Investors, (ii) the shares of Common Stock issued by the Company to the Investors on the Effective Date of the Plan, (iii) the Guarantor Warrants issued by the Company to the Investors, (iv) the shares of Common Stock issuable upon exercise of the Guarantor Warrants, and (v) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of shares of Common Stock issued by the Company to the Investors under the Plan, or acquired by way of any rights offering or similar offering made in respect of such shares of Common Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (C) they are transferred to or become owned by a Person who is not an Investor, or (D) they shall have ceased to be outstanding.

                  "Registration Expenses" means all expenses of the Company incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Demand Registration, Shelf Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, subject to Section 1(b), the reasonable fees and disbursements of a single counsel retained by the holders of a majority of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof, provided, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

        "Requesting Holders" means, with respect to any Demand Registration, Shelf Registration or Piggyback Registration, the holders of Registrable Securities requesting to have Registrable Securities included in such registration in accordance with this Agreement.

        "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Selling Period" means the period during which a holder of Registrable Securities shall be entitled to sell its Offered Shares pursuant to a Prospectus under applicable provision of Section 1 of this Agreement.

        "Special Counsel" means any law firm retained from time to time by holders of ten percent (10%) or more of the common stock comprising the Registrable Securities on a fully diluted basis to be sold pursuant to a Registration Statement or during any Selling Period, as shall be specified by such shareholders to the Company and to whom the Company has no reasonable objection; provided that at no time shall there be more than one Special Counsel the fees and expenses of which will be paid by the Company pursuant to this Agreement, subject to the provisions of Section 1(b) in which case the Company shall have no obligation or responsibility for such fees.

        (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

        12.  Miscellaneous.

        (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

        If to Mellon, to:

             Mellon HBV Alternative Strategies LLC
             200 Park Avenue
             Suite 3300
             New York, N.Y. 10166-3399
             Facsimile No.: (212) 808-3055
             Attn: George J. Kononmos

        with a copy to:

             Milbank, Tweed, Hadley & McCloy LLP
             1 Chase Manhattan Plaza
             New York, NY 10005
             Facsimile No.: 1-212-822-5544
             Attn: Stephen J. Blauner

        If to the Company, to:

             Seitel, Inc.
             10811 S. Westview Circle Drive
             Houston, Texas 77043
             Facsimile No.: (713) 881-8901
             Attn: General Counsel

        with a copy to:

             Greenberg Traurig, LLP
             200 Park Avenue
             New York, NY  10166
             Facsimile No.: (212) 801-6400
             Attn: Clifford E. Neimeth, Esq.

With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

        (b) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

        (c) Amendment. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and Persons owning fifty-one percent (51%) or more of the Registrable Securities.

        (d) Waiver. Subject to paragraph (e) of this Section, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

        (e) Consents and Waivers by Holders of Registrable Securities. Any consent of the holders of Registrable Securities pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Persons owning fifty-one percent (51%) or more of the then remaining Registrable Securities, and any such consent or waiver so given or taken will be binding on all the holders of Registrable Securities.

        (f) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other holder of Registrable Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 6.

        (g) Successors and Assigns. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. provided, however, that such transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as if an original party hereto, whereupon such transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such transferee was originally included in the definition of an Initiating Holder and had originally been a party hereto. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the designated representative of the Initial Holder, provided that as a condition to any merger, reorganization or consolidation of the Company with any person (as defined in the Securities Act) in which the holders of Common Stock receive securities of any other person (the "Successor Issuer") the Company shall assign all of its rights, and delegate all of its obligations under this Agreement to such Successor Issuer in which event the Successor Issuer will agree in writing to become the "Company" for all purposes of this Agreement. Any purported assignment, merger, reorganization or consolidation in violation of this Section shall be void.

        (h) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        (i) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

        (j) Remedies; Specific Performance. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

        Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person (including the Company) from pursuing any other rights and remedies at law or in equity which such Person may have or to assert any defense, counter-claim, cross-claim, or third-party claim available to such person or which may be asserted by such person; provided, however, that no party hereto may recover from any other party any consequential or punitive damages by reason of the breach of this Agreement. With respect to the construction, interpretation and application of this paragraph, any period of time contained in this Agreement within which or during which the Company is to do, commence doing, complete doing or refrain from doing any act shall not be of the essence; provided, however, that the Company has acted in good faith and utilized its reasonable best efforts.

        (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in New York, without giving effect to the conflicts of laws principles thereof.

        (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                       MELLON HBV ALTERNATIVE STRATEGIES LLC,
                                       on behalf of itself and certain managed
                                       and designated accounts set forth on
                                       Schedule 1 hereto:

                                       By:______________________________________
                                          Name:
                                          Title:

                                       [Insert other Investors]

                                       SEITEL, INC.

                                       By:______________________________________
                                          Name:
                                          Title:

                                   SCHEDULE 1

               Names of HBV Affiliated Funds and Managed Accounts

Mellon HBV Master Multi-Strategy Fund LP

Master Rediscovered Opportunities Fund LP

Distressed Recovery Fund LP

Mellon HBV Special Situations Fund LP

Mellon HBV Capital Partners LP

HFR DS Performance Master Trust

Axis - RDO Limited